EXHIBIT 99.1

Prof. Thomas N. Gladwin, PhD, MBA Joins Octillion Corp. Board of Directors

Auburn Hills, MI – September 17, 2007 – Octillion Corp. (Symbol: OCTL) today announced the appointment of Professor Thomas N. Gladwin, PhD, MBA, to the Company’s Board of Directors.  Dr. Gladwin is a renowned sustainable enterprise expert and has served as advisor to some of the world’s largest corporations.

A widely published authority on corporate strategy, environmental sustainability, and economic globalization, Dr. Thomas N. Gladwin is credited with more than 140 publications and eight books, and is recipient of 30 foundation and academic awards for research on ecologically and socially sustainable commerce, including major awards from the National Science Foundation and the Energy Foundation.  In 2003 he received the “Faculty Pioneer Award for Lifetime Achievement” from the World Resources Institute and the Aspen Institute.

“Dr. Gladwin is a brilliant thinker and transformative leader who has profoundly influenced my approach to business development, and I'm thrilled to welcome him to the Octillion team,” stated Mr. Nicholas S. Cucinelli, President and CEO of Octillion Corp.

“As one of the world’s only MBA/PhD’s focused on the intersection of business and the natural environment, Dr. Gladwin has a long history of helping multinational corporations and senior executives understand the economic value – and the environmental and social necessity — of leading the transition from an extractive to a restorative economy,” continued Mr. Cucinelli.

“Together, Dr. Gladwin and I share a history of catalyzing organizational and renewable energy innovations across academia and industry, and I’m hopeful we can repeat our prior successes with our work at Octillion.  I look forward to engaging his wise counsel as I assemble my management team and continue to build on our latest success in the lab as Octillion’s NanoPower Window technology migrates towards commercialization.”

Recently, Octillion Corp. doubled funding for research and development of its NanoPower Window technology – the world’s first-of-its-kind transparent window capable of generating electricity.  Researchers have successfully created a mechanically stable developmental prototype, a major milestone achievement.  Scientists engineered a see-through lab prototype of the window, which, in important tests achieved optically active down-conversion and displayed good electrical properties with no electrical shorts.

Key to the development of Octillion’s transparent NanoPower Windows is a proprietary spray coating of a silicon nanoparticle film, which is fluorescent and able to convert the sun’s energy into electricity.  The process of producing these silicon nanoparticles is supported by 10 issued US patents, 8 pending US patents, 8 issued foreign counterpart patents and 21 pending foreign counterpart patents.

The process for spraying the silicon nanoparticles onto glass surfaces is unique to Octillion, and is among the Company’s major research achievements.  Earlier this year, researchers developed a protocol for reliably depositing nanoparticles onto glass surfaces using a proprietary electro spray system able to produce nanofilms of controllable thickness.  Importantly, the silicon nanoparticles retained their high efficiency of down conversion of UV light to the visible after being sprayed, a procedure that does not compromise the optical characteristics of the nanoparticles, both in intensity and spectral distribution, a prerequisite for efficient photovoltaic conversion.

In recent weeks, a new study published in the American Institute of Physics’, Applied Physics Letters, validated the high-energy characteristics unique to the silicon nanoparticles used in Octillion’s NanoPower Window.  In experiments where these silicon nanoparticles were applied on top of conventional solar cells, researchers observed large voltage enhancements with dramatic increases in power ranging from as much as 60-70% in the ultraviolet-blue (UV) range, and further reported a significant boost in power by as much as 10% in the visible light range – a major accomplishment.

Dr. Thomas N. Gladwin:  Sustainable Enterprise Expert

Professor Thomas N. Gladwin, PhD, MBA, is the Max McGraw Professor of Sustainable Enterprise and Co-Director of the Erb Institute for Global Sustainable Enterprise at The University of Michigan, jointly appointed in the University’s Stephen M. Ross School of Business and the School of Natural Resources and Environment.  He co-directs the University’s “Sustainable Mobility and Accessibility Research & Transformation” [SMART] Project, and also serves as a Core Faculty Member in the HRH The Prince of Wales's Business & the Environment Programme, directing its Senior Executives' Seminars in the U.S.

Dr. Gladwin holds both an MBA (with distinction) and a Ph.D. in International Business & Natural Resource Policy from the University of Michigan, and has published extensively—more than 140 publications and eight books—on corporate strategy, environmental sustainability, and economic globalization.  He is the recipient of 30 foundation and academic awards for research on ecologically and socially sustainable commerce, including major awards from the National Science Foundation and the Energy Foundation.  In 2003 he received the “Faculty Pioneer Award for Lifetime Achievement” from the World Resources Institute and the Aspen Institute.

Complementing his new role in guiding Octillion, Dr. Gladwin serves on the Board of The Sustainable Energy Institute, a Washington D.C.-based organization committed to improving worldwide understanding of future energy supply and demand options and their implications, with a focus on technological solutions to a cleaner energy future.  He also currently serves on the Board of Directors or Councils of SustainAbility Ltd., The Southeast Michigan Sustainable Business Forum, and Trillium Asset Management, the oldest and largest independent investment management firm dedicated solely to socially responsible investing.

Prior to joining the University of Michigan, Dr. Gladwin directed the Global Environmental Program within the Stern School of Business at New York University and was a Rockefeller Foundation Post-Doctoral Fellow in Environmental Affairs at the Centre d'Etudes Industrielles in Geneva, Switzerland.  He has served as a consultant to the Corporate Conservation Council, World Business Council for Sustainable Development, Environmental Protection Agency, OECD Environment Directorate, National Science Foundation, United Nations, World Commission on Environment and Development, World Resources Institute, Council on Economic Priorities and numerous global corporations.  He chaired the International Management Division of the Academy of Management, as well as its Organizations and Natural Environment Interest Group.

Among numerous appointments at globally-respected journals and industry publications,
Dr. Gladwin has served on the Editorial Boards of Corporate Reputation Review, Greener Management International, Environmental Quality Management, Journal of Industrial Ecology, Social and Environmental Accounting Journal and Sustainable Development.

Dr. Thomas N. Gladwin was a member of The Educational Task Force of President Clinton's Council on Sustainable Development and the "Corporate Environmental Performance Metrics" Committee of The National Academy of Engineering, and has recently served on the Sustainability Councils or Report Committees of some of the world’s leading corporations, including: INVISTA, one of the world’s largest integrated fibers and polymers businesses with over 700 unique U.S. and global pending and issued patents; Nike, Inc., a sporting products leader with $15 billion in net revenues, employing over 29,000 people and more than 650,000 through Nike contracted factories around the globe; and Ford Motor Company, founded in 1903 and a world leader in design, development, manufacturing, and servicing of cars, trucks, and parts worldwide.

About Octillion Corp.

Octillion Corp. is a technology incubator focused on the identification, acquisition, development and eventual commercialization of emerging solar energy and solar related technologies.

Among our current research and development activities is the development of a patent-pending technology that could adapt existing home and office glass windows into ones capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure.

The technological potential of adapting existing glass windows into ones capable of generating electricity from the sun’s solar energy has been made possible through a ground breaking discovery of an electrochemical and ultrasound process that produces identically sized (1 to 4 nanometers in diameter) highly luminescent nanoparticles of silicon that provide varying wavelengths of photoluminescence with high quantum down conversion efficiency of short wavelengths (50% to 60%).

When thin films of silicon nanoparticles are deposited (sprayed) onto silicon substrates, ultraviolet light is absorbed and converted into electrical current. With appropriate connections, the film acts as nanosilicon photovoltaic solar cells that convert solar radiation to electrical energy.

The process of producing silicon nanoparticles is supported by 10 issued US patents, 8 pending US patents, 8 issued foreign counterpart patents and 21 pending foreign counterpart patents.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although Octillion Corp. (the “Company” or “Octillion”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Octillion will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.   The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.